SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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Regeneron Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REGENERON PHARMACEUTICALS, INC.

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

NOTICE OF CHANGE OF FORMAT AND LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2020

Dear Fellow Shareholders,

In light of the continued public health concerns regarding the COVID-19 pandemic, and to protect the health of our shareholders, employees, and other attendees, NOTICE IS HEREBY GIVEN that, as authorized by the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”), the format and location of the 2020 Annual Meeting of Shareholders of the Company (“Annual Meeting”) have changed from a hybrid (in-person and virtual) meeting to a virtual-only meeting. As previously announced, the Annual Meeting will be held on Friday, June 12, 2020 at 10:30 a.m., Eastern Time. However, the Annual Meeting will be held only virtually via the Internet, and you no longer have the option to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation.

As described in the proxy statement made available in connection with the Annual Meeting (filed with the U.S. Securities and Exchange Commission on April 24, 2020), you are entitled to attend and vote at the Annual Meeting if you held shares of Regeneron as of the close of business on April 14, 2020, the record date designated by the Board for the Annual Meeting.

Attending the Annual Meeting. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/REGN2020 using the 16-digit control number provided to you either on your Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form. The Annual Meeting will begin promptly at 10:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time and allow ample time for check-in procedures. Online check-in will begin at 10:15 a.m., Eastern Time. If you encounter any technical difficulties during the check-in process or during the meeting, please call the technical support number on the meeting website for assistance. If you do not have a control number, you may attend the meeting in listen-only mode by visiting www.virtualshareholdermeeting.com/REGN2020, but you will not be able to vote or to submit questions.

Voting Prior to or at the Annual Meeting. You may vote your shares in advance of the Annual Meeting by submitting a proxy at www.proxyvote.com or by calling the toll-free telephone number found on the proxy card or voting instruction form. To vote during the Annual Meeting, you must log in to www.virtualshareholdermeeting.com/REGN2020 using your control number and follow the instructions available on the meeting website. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy statement.

Submitting Questions at the Annual Meeting. As part of the Annual Meeting, we will hold a designated question-and-answer period during which we intend to answer questions submitted during the meeting that are pertinent to the Company and meeting matters, as time permits. To submit questions during the Annual Meeting, you must log in to the meeting website using your control number and follow the available instructions.

On behalf of the Board, management, and employees, we look forward to your participation at the Annual Meeting.

As Authorized by the Board of Directors,

Joseph J. LaRosa

Executive Vice President, General Counsel and Secretary

June 8, 2020